SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐ Definitive Information Statement

Enterprise Accumulation Trust

(Name of Registrant as Specified In Charter)

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Date: August 5, 2002

Dear Contractholder:

     We are pleased to enclose an information statement about a matter affecting the International Growth Portfolio (the “Portfolio”) of Enterprise Accumulation Trust. The matter concerns a change in portfolio management from Vontobel USA Inc., (“Vontobel USA”) to SSgA Funds Management, Inc. (“SSgA FM”).

     Effective June 17, 2002, the Board of Trustees of Enterprise Accumulation Trust (“EAT”) has named SSgA FM Portfolio Manager of the Portfolio. SSgA FM managed $57 billion in assets under management as of December 31, 2001 and is one of the State Street Global Advisors companies (“SSgA”), comprising the investment management businesses of State Street Corporation. Established in 1978, SSgA is the seventh largest money manager in the world with over $788.5 billion in assets under management as of December 31, 2001. The firm has 33 locations worldwide including nine global investment centers and is the largest manager of US institutional tax-exempt assets, international and US indexed bonds, asset allocation/ balanced fund assets, overlay assets, and endowment and foundation assets.

     In selecting SSgA FM as Portfolio Manager for the Portfolio, consideration was given to, among other factors, SSgA FM’s investment management acumen and style in conjunction with the investment objectives of the Portfolio. There will be no change in the Portfolio’s investment objective. However, SSgA FM’s investment style is distinct. SSgA FM will seek capital appreciation through active management by identifying growth opportunities among the most competitive and dominant non-U.S. companies. The stocks that make up the strategy tend to be of large capitalization and have previous success in sustained profitability relative to their global peers. SSgA FM’s approach focuses on the top-down identification of a number of pertinent themes and attractive sectors with a bottom-up selection of leading companies that are well positioned to benefit from these themes and thus to potentially provide superior performance over the long term. The investment strategy does not attempt to time markets, but maintains diversification across different sectors at all times.

     The management fees paid to SSgA FM will not change as a result of the new Portfolio Manager’s Agreement. The terms of the new Portfolio Manager’s Agreement with the Portfolio Manager, are substantially the same as the terms of the prior agreements in all material respects. The services provided by the Portfolio Manager will not change.

     We encourage you to read the attached information statement, which more fully describes the Portfolio Management change and the Board of Trustees’ approval of the new Portfolio Manager agreements. Enterprise Accumulation Trust looks forward to working with SSgA FM to assist you in working toward your investment goals. Thank you for your continued support.

Sincerely,

Victor Ugolyn

Chairman, President, and Chief Executive Officer

ENTERPRISE ACCUMULATION TRUST

INTERNATIONAL GROWTH PORTFOLIO

Atlanta Financial Center

3343 Peachtree Road, N.E., Suite 450
Atlanta, GA 30326-1022

PRELIMINARY

INFORMATION STATEMENT

August 5, 2002

      This information statement is being provided to the contractholders of the International Growth Portfolio (the “Portfolio”) of Enterprise Accumulation Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that Enterprise Accumulation Trust (“EAT”) has received from the Securities and Exchange Commission (the “SEC”). The order permits EAT’s investment adviser, Enterprise Capital Management, Inc. (“Enterprise Capital”), to appoint new subadvisers, each a “Portfolio Manager” and to make changes to existing subadvisory agreements with the approval of EAT’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining contractholder approval. We are not asking you for a Proxy, and you are requested not to send us a Proxy.

      This information statement will be mailed on or about August   , 2002. As of June 17, 2002, there were 13,830,228 shares outstanding of the Portfolio.

      The cost of this information statement will be paid by the Portfolio.

Contractholder Reports.

      Contractholders can find out more about the Portfolio in EAT’s most recent annual and semi-annual reports, which have been furnished to contractholders. Contractholders may request another copy of these reports, without charge, by writing to EAT at the above address or by calling 800-432-4320.

Introduction

      The Portfolio is an investment portfolio of EAT, a Massachusetts business trust. EAT entered into an investment advisory agreement with Enterprise Capital, dated May 1, 1993, (the “Adviser’s Agreement”). Under the Adviser’s Agreement, Enterprise Capital is responsible to select, subject to the review and approval by the Board, one or more Portfolio Managers to manage each investment portfolio of EAT. The Adviser’s Agreement also gives Enterprise Capital the responsibility to review and monitor the performance of the Portfolio Managers on an ongoing basis, and to recommend to the Board changes to the roster of Portfolio Managers as appropriate. Enterprise Capital is also responsible for conducting all business operations of EAT, except those operations contracted to EAT’s custodian and transfer agent. As compensation for these services, Enterprise Capital receives a fee from each investment portfolio of EAT, from which Enterprise Capital pays all fees due to the Portfolio Managers. The investment portfolios of EAT, therefore, pay no fees directly to the Portfolio Managers.

      Enterprise Capital recommends Portfolio Managers for the investment portfolios to the Board, on the basis of its continuing quantitative and qualitative evaluation of the Portfolio Manager’s skills in managing

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assets, pursuant to specific investment styles and strategies, in accordance with the objectives of each investment portfolio. Short-term investment performance by itself is not a significant factor in selecting or terminating a Portfolio Manager, and Enterprise Capital does not expect to recommend frequent changes of Portfolio Managers.

      The Portfolio Managers do not provide any services to the investment portfolios other than investment management and related record-keeping services. However, in accordance with the procedures adopted by the Board, the Portfolio Manager, or its affiliated broker-dealer, may execute transactions for the Portfolios and receive brokerage commissions in connection therewith, as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules thereunder.

SSgA Funds Management, Inc. to Manage the International Growth Portfolio

Decision of the Board of Trustees

      At a meeting held on May 16, 2002, the Trustees of EAT, including a majority of the non-interested Trustees, approved Enterprise Capital’s recommendation to replace Vontobel USA with a new Portfolio Manager. Accordingly, the Board approved a Portfolio Manager Agreement (the “SSgA FM Management Agreement”) with SSgA FM. The Board’s decision to replace Vontobel USA was based on performance and divergent investment strategies. In approving the SSgA FM Management Agreement, the Board considered a number of factors, including, but not limited to: (i) the performance of the Portfolio since it commenced operations; (ii) the nature and quality of the services expected to be rendered to the Portfolio by SSgA FM; (iii) that the material terms of the Portfolio Manager Agreement will be unchanged under the SSgA FM Management Agreement; and (iv) the history, reputation, qualification and background of SSgA FM, as well as the qualifications of its personnel. The Board considered these factors to be of equal weight and importance.

      Enterprise Capital made the recommendation to engage SSgA FM in the ordinary course of its ongoing evaluation of Portfolio Manager performance and investment strategy. Enterprise Capital conducted extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate’s organizational structure, investment process and style, and long-term performance record. Enterprise Capital believes that SSgA FM ’s management style is appropriately suited for the Portfolio.

The Portfolio Manager Agreement

      Vontobel USA served as Portfolio Manager of the Portfolio, pursuant to a Portfolio Manager Agreement dated March 31, 1999 (the “Vontobel Management Agreement”). Under the Adviser’s Agreement, the Portfolio paid to Enterprise Capital a management fee equal to 0.85% of its average daily net assets. From this amount, under the Vontobel Management Agreement, Enterprise Capital paid to Vontobel USA fees equal to 0.40% of the Portfolio’s daily net assets up to $100,000,000; 0.35% for assets from $100,000,000 to $200,000,000; 0.30% for assets from $200,000,000 to $500,000,000; and 0.25% for assets greater than $500,000,000. Under the SSgA FM Management Agreement, the fees payable by Enterprise Capital to SSGA FM are the same as in the Vontobel Management Agreement.

      For the fiscal year ended December 31, 2001, the Portfolio paid to Enterprise Capital fees in the amount of $637,653, of which Enterprise Capital paid $299,225 to Vontobel USA. If the SSgA FM Management Agreement had been in effect for 2001, the fee paid by Enterprise Capital to the Portfolio Manager would have been the same.

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      The other terms of the SSgA FM Management Agreement are substantially similar in form to the Vontobel Management Agreement. The form of the SSgA FM Management Agreement is attached to this Information Statement as Exhibit “A”.

Information About Enterprise Capital

      Enterprise Capital, located at the Atlanta Financial Center, 3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326-1022, serves as the Investment Adviser and Administrator of EAT. Enterprise Capital is a second-tier subsidiary of The MONY Group Inc. Enterprise Fund Distributors, Inc. is EAT’s principal underwriter, and its address is 3343 Peachtree Road N.E., Suite 450, Atlanta Georgia 30326-1022. Enterprise Capital also provides investment advisory services to The Enterprise Group of Funds, Inc. (“EGF”). The International Growth Fund of EGF has an identical investment objective to the Portfolio.

Information about SSgA Funds Management, Inc.

      SSgA FM, located at Two International Place, Boston, Massachusetts 02110, is one of the State Street Global Advisors companies which comprise the investment management business of State Street Corporation (“SSC”), a publicly traded bank holding company. SSgA FM is a wholly-owned subsidiary of SSC and is registered as an investment adviser under the Investment Advisers Act of 1940.

      SSgA FM’s Directors and Executive Officers are listed below. The address of each Director and Executive Officer is Two International Place, Boston, MA 02110.

Name	Position with SSgA FM	Current Other Connections
Peter Ambrosini	Chief Compliance Officer	Principal, State Street Bank and Trust Company
Mark Duggan	Chief Legal Officer	Principal, State Street Bank and Trust Company
Agustin Fleites	President & Director	Principal, State Street Bank and Trust Company
Timothy B. Harbert	Director	Executive Vice President, State Street Bank and Trust Company
Thomas P. Kelly	Treasurer	Principal, State Street Bank and Trust Company
Mitchell H. Shames	Director	Principal, State Street Bank and Trust Company

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Other Investment Company Clients

      SSgA FM also serves as investment adviser or subadviser to the following investment companies with a similar investment objective to the Portfolio, at the fee rates set forth below, which had the indicated net assets at May 31, 2002.

		Approximate Assets (in
Name of Portfolio	Advisory Fee Rate	millions as of 5/31/02)
CitiStreet International Stock Fund	0.55% on the first $50 million	$124
	0.50% on the next $50 million
	0.45% thereafter
Citizens Funds — International Growth Fund	0.40% on the first $500 million 0.30% thereafter	$3
The SSgA Funds — SSgA International Growth Opportunities Fund	1.10%	$96

      To the knowledge of EAT, as of August   , 2002, no person beneficially had the power to direct the vote of more than 5% of the outstanding shares of the Portfolio. EAT is not required to hold annual meetings of contractholders; therefore, it cannot be determined when the next meeting of contractholders will be held. Contractholder proposals, intended to be considered for inclusion in the proxy statement for the next meeting of contractholders, must be received by EAT within a reasonable time before the proxy statement is mailed. Whether a contractholder proposal will be included in the proxy statement, will be determined in accordance with the applicable state and federal laws.

By Order of the Board of Trustees,

/s/ CATHERINE R. MCCLELLAN
Catherine R. McClellan
Secretary

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EXHIBIT “A”

INTERNATIONAL GROWTH PORTFOLIO

OF
ENTERPRISE ACCUMULATION TRUST

PORTFOLIO MANAGER’S AGREEMENT

      THIS AGREEMENT, made the 17th day of June, 2002, is among Enterprise Accumulation Trust (the “Fund”), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the “Adviser”), and SSgA Funds Management, Inc., a Massachusetts corporation (hereinafter referred to as the “Portfolio Manager”).

Background Information

      (A) The Adviser has entered into an Investment Adviser’s Agreement dated as of May 1, 1993, with the Fund (“Investment Adviser’s Agreement”). Pursuant to the Investment Adviser’s Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the Portfolios of the Fund (the “Portfolios”), and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser’s Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as Portfolio Managers to the Portfolios of the Fund.

      (B) The parties hereto wish to enter into an agreement (the “Agreement”) whereby the Portfolio Manager will provide to the International Growth Portfolio of the Fund (the “International Growth Portfolio”) securities investment advisory services for that Fund, subject to requisite approvals under the Investment Company Act of 1940. The Fund is registered under the Investment Company Act of 1940 (the “1940 Act”); the Adviser and the Fund Manager are registered under the Investment Advisers Act of 1940.

Witnesseth That:

      In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

(1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Fund, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

(2) The Portfolio Manager shall furnish the International Growth Portfolio advice with respect to the investment and reinvestment of the assets of the International Growth Portfolio, or such portion of the assets of the Fund as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations of the International Growth Portfolio as set forth in the Fund’s most recent Registration Statement and the Fund’s governing documents which have been provided to the Portfolio Manager.

(3) The Portfolio Manager shall perform a monthly reconciliation of the Fund to the holdings report provided by the Fund’s custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

(4) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. Except as provided herein, the Portfolio Manager has no authority to act for or represent the Fund or the International Growth Portfolio in any way except to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the International Growth Portfolio. Nevertheless, the Portfolio Manager may, in accordance with Section 10 hereof, open such accounts and complete such documentation on behalf of the International Growth Portfolio with those brokers, dealers and other financial intermediaries selected as provided herein as may be necessary to carry out the intent of this Agreement.

(5) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the International Growth Portfolio.

(6) (a) The Adviser agrees to pay as compensation to the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20th) day after the close of each calendar month, a sum equal to 0.033 of 1% of the average of the daily closing net asset value of the International Growth Portfolio managed by the Portfolio Manager during such month (that is, 0.40 of 1% per year) for the first $100,000,000 of assets under management; a sum equal to 0.029 of 1% of the average of the daily closing net asset value of the International Growth Portfolio during such month (that is, 0.35 of 1% per year) for assets between $100,000,000 to $200,000,000 under management; and a sum equal to 0.025 of 1% of the average of the daily closing net asset value of the International Growth Portfolio during such month (that is, 0.30 of 1% per year) for assets between $200,000,000 and $500,000,000; and a sum equal to 0.0208 of 1% (that is, 0.25% per year) for assets in excess of $500,000,000.

(6) (b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

(6) (c) For the purposes of this Paragraph 6, the daily closing net asset values of the Fund shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the International Growth Portfolio’s shares.

(7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder. The Portfolio Manager may, from time to time hereafter, act as investment adviser to one or more other investment companies and fiduciary or other managed accounts, provided that when the Portfolio Manager purchases or sells securities of the same issuer on behalf of two or more advisory clients, the available securities will be allocated in a manner believed by the Portfolio Manager to be equitable to each client.

(8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the International Growth Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the International Growth Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

(9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager who are responsible for investing assets of the Fund from taking, at any time, a short position in any shares of any holdings of the International Growth Portfolio of the Fund for any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager has adopted a code of ethics complying with the requirements of Rule 17j-1 of the Securities and Exchange Commission under the 1940 Act and has provided true and complete copies of such code to the Fund and to the Adviser, and has adopted procedures designed to prevent violations of such code.

(10) In connection with the management of the investment and reinvestment of the assets of the Fund, the Portfolio Manager is authorized to select the brokers or dealers (including affiliates of the Portfolio Manager in accordance with requirements of the 1940 Act) that will execute purchase and sale transactions for the Fund, and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of Fund securities for the Fund. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Funds and its shareholders, the Portfolio Manager shall have the right, subject to the approval of the Board of Trustees of the Fund and of the Adviser, to follow a policy of selecting brokers and dealers who furnish statistical research and other services to the Fund, the Adviser, or the Portfolio Manager and, subject to applicable law and regulation, to select brokers and dealers who sell shares of series of the Fund.

(11) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund’s Board of Directors, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15 (a) of the 1940 Act, in which event this Agreement shall remain in full force and effect.

(12) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until June 17, 2003 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Directors of the Fund, including a majority of those Directors who are not parties to this Agreement or interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

(13) The Adviser shall indemnify and hold harmless the Portfolio Manager, each of its officers and directors and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as “Indemnified Party”), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising from the Indemnified Party’s performance or non-performance of any duties under this Agreement. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager’s Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

The Portfolio Manager shall indemnify and hold harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Fund Manager’s Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this section.

(14) Except as otherwise provided in paragraph 13 hereof and as may be required under applicable federal law, this Portfolio Manager’s Agreement shall be governed by the laws of the State of Georgia.

(15) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the membership of the Portfolio Manager.

(16) The terms “vote of a majority of the outstanding voting securities,” “assignment” and “interested persons,” when used herein, shall have the respective meanings specified in the 1940 Act as now in effect or as hereafter amended.

(17) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

           by the Portfolio Manager:

SSgA Funds Management, Inc. One International Place, 25th floor Boston, MA 02110 by the Adviser:

Enterprise Capital Management, Inc. 3343 Peachtree Road, N.E., Suite 450 Atlanta, GA 30326-1022

           by the Fund:

Enterprise Accumulation Trust c/o Enterprise Capital Management, Inc. 3343 Peachtree Road, N.E., Suite 450 Atlanta, GA 30326-1022

or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

(18) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

(19) Each of the Fund and the Adviser represents and warrants that (a) it has received a copy of Part II of the Portfolio Manager’s Form ADV; (b) it has full corporate power and authority to enter into this Agreement (including the power and authority to appoint the Portfolio Manager hereunder) and to carry out its terms; and (c) the Fund is either (i) excluded from the definition of the term “pool” under Section 4.5 of the General Regulations under the Commodity Exchange Act (“Rule 4.5”), or (ii) a qualifying entity under Rule 4.5(b) for which a notice of eligibility has been filed.

(20) The Portfolio Manager shall vote all proxies appurtenant to securities which are a part of the assets of the International Growth Portfolio which the Portfolio Manager manages in accordance with the Portfolio Manager’s proxy voting guidelines previously provided to the Adviser.

(21) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the International Growth Portfolio.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, as of the date first above written.

ENTERPRISE ACCUMULATION TRUST

ATTEST:	/s/ CATHERINE R. MCCLELLAN Secretary	By: /s/ VICTOR UGOLYN Victor Ugolyn, Chairman, President and Chief Executive Officer

ENTERPRISE CAPITAL MANAGEMENT, INC.

ATTEST:	/s/ CATHERINE R. MCCLELLAN Secretary	By: /s/ VICTOR UGOLYN Victor Ugolyn, Chairman, President and Chief Executive Officer

SSGA FUNDS MANAGEMENT, INC.

ATTEST:	Secretary	By: /s/ AGUSTIN J. FLEITES Agustin J. Fleites President